EXHIBIT 10.20
[MINDSPEED TECHNOLOGIES, INC. LETTERHEAD]
(Date)
(Name)
(Address)
Global ID Number: XXX-XX-ACCT
Dear (Name):
Effective (Grant Date), the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) awarded you the following Restricted Stock Units at a grant value of (Grant Price) per unit upon the terms set forth below:

Type of Grant:	Restricted Stock Units
Number of Restricted Stock Units:
Vesting Schedule:	Alternative A: monthly, quarterly, semi-annually, annual, specified dates or cliff vesting based upon continued employment Alternative B: based upon achievement of individual goals Alternative C: based upon achievement of company-wide and/or division or business unit performance goals, such as revenues, earnings, operating income, earnings per share, share price, gross margin, breakeven or profitability Alternative D: based upon a combination of the above
This Restricted Stock Units award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “Plan”); (ii) the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan Award Agreement Restricted Stock Unit Terms and Conditions (the “Plan Terms”); and (iii) this grant letter (this “Grant Letter”). This Award shall vest as set forth above. The Plan and the Plan Terms are incorporated into this Grant Letter as if fully set forth herein.
All documents relating to this Award are available for viewing and printing on the Human Resources Department Website. To access this information, please go to MyNet, select Directory, Site Directory, Human Resources, Stock Administration. The documents available for viewing and printing at this website location are the Plan, the Plan Terms, the most recent Plan Prospectus, the Company’s most recent Annual Report on Form 10-K and the Company’s Insider Trading Policy. If you choose not to download these documents, if you do not have access to MyNet or if you encounter problems accessing this site, please contact Stock Administration at (949) 579-4525 or stock.admin@mindspeed.com to receive paper copies of these documents at no cost. Please read all documents carefully.
If you have any questions regarding this grant, please contact Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.
MINDSPEED TECHNOLOGIES, INC.